UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2005
JLG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
Commission file number: 1-12123

PENNSYLVANIA	25-1199382
(State or other jurisdiction of incorporation or	(I.R.S. Employer
organization)	Identification No.)

1 JLG Drive, McConnellsburg, PA	17233-9533
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(7l7) 485-5161
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 27, 2005, JLG Industries, Inc. (the “Company”) entered into a 20-year strategic alliance (the “Alliance”) with Caterpillar Inc. (“Caterpillar”) relating to the design, manufacture and sale by the Company of Caterpillar branded telehandlers. As a part of the Alliance, the Company and Caterpillar entered into two material contracts: a Strategic Alliance Agreement between the Company and Caterpillar, and an Asset Purchase Agreement by and among the Company, Caterpillar, Caterpillar S.A.R.L., Caterpillar (U.K.) Limited, and certain other Caterpillar affiliates.
     Under the Strategic Alliance Agreement, the Company will design, develop, manufacture, and sell a full line of Caterpillar branded telehandlers exclusively to Caterpillar’s independent dealers worldwide. All of the Caterpillar branded telehandlers manufactured by the Company will contain certain Caterpillar components such as engines and transmissions. The Company will also offer Caterpillar’s independent dealers JLG brand telehandlers. In exchange for a license to use certain Caterpillar trademarks and intellectual property and Caterpillar covenants to provide engineering, marketing and other support to the Alliance, the Company will pay Caterpillar an alliance fee based on telehandler sales to Caterpillar’s independent dealers. The Strategic Alliance Agreement establishes separate deadlines in different geographic markets for the transition of telehandler manufacturing and selling responsibility from Caterpillar to the Company ranging from July 1 to November 1, 2006.
     Pursuant to the Asset Purchase Agreement, the Company will acquire certain equipment and substantially all of the tooling and intellectual property used by Caterpillar exclusively in connection with the design and manufacture of Caterpillar’s current telehandler products. The purchase price for these Caterpillar telehandler assets is $51.4 million, with $46.4 million to be paid at closing and $5 million upon transition of Caterpillar branded telehandler sales to the Company. The Asset Purchase Agreement provides that Caterpillar will retain and discharge all liabilities of its telehandler business and the Company will not assume any such liabilities.
     A copy of the Strategic Alliance Agreement, the Asset Purchase Agreement and the press release announcing the Alliance are attached as exhibits 10.1, 10.2 and 99.1, respectively.
     The Company purchases from Caterpillar certain engines for its access equipment products. No other material relationship existed between the Company or its affiliates and Caterpillar prior to the execution of the agreements.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit 10.1	Strategic Alliance Agreement, dated as of October 27, 2005, by and between JLG Industries, Inc. and Caterpillar Inc.

Exhibit 10.2	Asset Purchase Agreement, dated as of October 27, 2005, by and among JLG Industries, Inc., Caterpillar S.A.R.L., Caterpillar (U.K.) Limited, Caterpillar Inc., and certain other Caterpillar Inc. affiliates.

Exhibit 99.1	Press release of JLG Industries, Inc. issued on October 27, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JLG INDUSTRIES, INC.
(Registrant)

Date: November 2, 2005	/s/ James H. Woodward, Jr.

James H. Woodward, Jr.
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Strategic Alliance Agreement, dated as of October 27, 2005, by and between JLG Industries, Inc. and Caterpillar Inc.*

10.2	Asset Purchase Agreement, dated as of October 27, 2005, by and among JLG Industries, Inc., Caterpillar S.A.R.L., Caterpillar (U.K.) Limited, Caterpillar Inc., and certain other Caterpillar Inc. affiliates

99.1	Press release of JLG Industries, Inc. issued on October 27, 2005.

*	Portions have been omitted and separately filed with a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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